Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 8, 2007, except Note 1, which is as of March 22, 2007, relating to the consolidated financial statements of Comverge, Inc. and its subsidiaries, which is incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
April 18, 2007